Exhibit 10.2

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of April 30, 2021, by and between SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party hereto from time to time, including SVB in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and 89BIO, INC., a Delaware corporation with offices located at 142 Sansome Street, 2nd Floor, San Francisco, CA 94104 (“89Bio”), 89BIO MANAGEMENT, INC., a Delaware corporation with offices located at 142 Sansome Street, 2nd Floor, San Francisco, CA 94104 (“89Bio Management”), and 89BIO LTD, an Israeli company with offices located at 6 Hamada Street, Herzliya, Israel 4673340 (“89Bio Israel” or “ISR Borrower”) (89Bio, 89Bio Management, and 89Bio Israel, individually and collectively, jointly and severally, “Borrower”).

Recitals

A.Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of April 7, 2020 (as amended by that certain First Amendment to Loan and Security Agreement dated March 30, 2021, and amended or modified from time to time, the “Loan Agreement”).

B.Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Collateral Agent and Lenders (i) modify requirements related to the Draw Period and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.Collateral Agent and Lenders have agreed to modify and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.2(b) (Repayment).  Section 2.2(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(b)Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (i) if the

Amortization Date is June 1, 2021, eighteen (18) months, and (ii) if the Amortization Date is October 1, 2021, twenty-four (24) months.  All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2Section 13.1 (Definitions).  The following terms and their respective definitions hereby are amended and restated, in Section 13.1 of the Loan Agreement as follows:

“Amortization Date” is June 1, 2021; provided, however, if the Term B Loan is funded, then the Amortization Date with respect to all Term Loans shall be extended to October 1, 2021.

“Draw Period” is the period commencing on the Effective Date and ending on the earlier of (i) May 31, 2021, and (ii) the occurrence of an Event of Default.

“Term B Milestones” means (i) the delivery by Borrower to Collateral Agent and the Lenders of evidence, in form and content acceptable to Collateral Agent and Lenders, of Borrower, prior to May 31, 2021, achieving positive Phase 1b/2a NASH data sufficient to initiate a Phase 2b trial and (ii) the funding of the Term A Loans in the full amount of the Term Loan Commitment for the Term A Loans.

3.Limitation of Amendment.

3.1The amendments set forth in Section 2, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.Representations and Warranties.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order,

consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto, (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment, and (iii) Borrower’s payment of an amendment fee in an amount equal to Eight Thousand Dollars ($8,000).

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

89BIO, INC.		89BIO LTD

By	/s/ Rohan Palekar	By	/s/ Rohan Palekar

Name:	Rohan Palekar	Name:	Rohan Palekar

Title:	Chief Executive Officer	Title:	Chief Executive Officer

89BIO MANAGEMENT, INC

By	/s/ Rohan Palekar

Name:	Rohan Palekar

Title:	Chief Executive Officer

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By	/s/ Max Eberhart

Name:	Max Eberhart

Title:	SVP

[Signature Page to Second Amendment to Loan and Security Agreement]